                                                  CONFIDENTIAL TREATMENT REQUEST

* Portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                                                                   EXHIBIT 10.26

Netgear and Furness Logistics Operating Agreement

                        DISTRIBUTION OPERATIONS AGREEMENT

Effective Date: April 27, 2001      Term: 2 year (with possible renewal periods)

This Distribution Operations Agreement ("Agreement") is entered into between Netgear, Inc., a Delaware corporation ("Netgear"), and Furness Logistics, a Dutch corporation, and is made as of the Effective Date for the Term. Subject to the terms and conditions set forth in this Agreement, the parties have caused this Agreement to be executed by their duly authorized representatives on the date(s) shown below.

NETGEAR, INC.

Signature Robert E. Collins             Signature P. W A.M Mulders
          -------------------                     ------------------------------

Printed  Robert E. Collins              Printed   P. W A.M Mulders

Title VP & CFO                          Title     Operations Manager

Date APRIL 27, 2001                     Date      MAY 7, 2001

4500 Great America Parkway              Trade Boulevard 4
P.O. Box 51815                          476l RL Moerdijk (Zevenbergen)
Santa Clara, CA 95054                   The Netherlands

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Netgear and Furness Logistics Operating Agreement

In consideration of their mutual representations, promises and obligations, Netgear and Furness Logistics agree as follows:

1.       SCOPE OF THE AGREEMENT

This Agreement sets forth the terms and conditions pursuant to which Furness Logistics shall provide Netgear full Distribution Services (the "Services") as listed below in a timely, competent and cost effective manner from the Netherlands in support of the European sales region, all as more fully described in the Statement of Work attached hereto as Exhibit 1:

         -        Receiving

         -        Inventory management

         -        Product fulfillment and logistics

         -        System transaction processing

         -        Return Materials processing

         -        Freight out transportation management services

         -        VAT Management

         -        Product Conversions & Repackaging

         -        Reporting

This Agreement contains those terms that shall pertain to Furness Logistics Netherlands location. Furness Logistics will initially conduct all of it's Netgear operations from the Netherlands.

2.       DEFINITIONS

         The following words and expressions shall have the meanings set forth below:

         "Affiliate" means, with respect to a party hereto, a corporation that directly or indirectly controls, is controlled by, or is under common control with, that party.

         "Furness Logistics' Systems" means all software and systems used by Furness Logistics in the performance of this Agreement, excluding any software or systems provided to Furness Logistics by Netgear.

         "Confidential Information" means a party's proprietary, confidential or trade secret information.

         "Customer" means a customer purchasing Netgear Products.

         "Netgear Inventory Location" means the physical location (identified by Furness Logistics) where Products will be staged prior to shipment to Customers.

         "Netgear Proprietary Information" means any information, technology, processes, or other proprietary property, including copyrights, trade secrets, know-how, mask work rights, moral rights, patents and/or patent applications in any form or medium, developed or acquired by Netgear or its licensors from the Production Effort.

         "Order" shall mean any order for Products placed by a Customer in accordance with the terms of this Agreement.

         "Sun System" means Netgear's operating system used to manage receiving, inventory control, pick, pack, ship and RMA activities.

         "Conversions" means the process of unpacking, changing product accessories and repacking products consistent to Netgear assembly process instructions.

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Netgear and Furness Logistics Operating Agreement

3.       BUSINESS MANAGEMENT PROCEDURES

3.1.     METHODOLOGY

(a) Assign a account management teams whose goal is to provide consistent and efficient responses to program requirements.

         (b) Conduct quarterly business review of performance, cost and continuous improvement opportunities

         (c) Create a process to communicate about and resolve issues promptly and to drive continuous improvement of the day-to-day operation.

         (d) Comply with reporting requirements as outlined in this Agreement.

         (e) Meet annually at the executive level to exchange business strategies with the specific purpose of working to ensure that each party's business goals can be met.

3.2      QUARTERLY REVIEWS

Furness Logistics and Netgear shall, in conjunction with each other, conduct quarterly operations reviews of the business processes and procedures of both Furness Logistics and Netgear with the intent to improve overall distribution services performance. The review shall include, at a minimum, performance measurements of quality, delivery, customer satisfaction, cost model review, transportation cost review and update, capacity and innovations. Staff allocation, and the plan to meet future requirements in these areas, shall be reviewed.

The quarterly reviews shall be held in person at a Netgear's facility and Furness Logistics agrees to comply at its own cost.

3.3      TARGET COST REDUCTION

Furness Logistics agrees to participate in periodic cost reviews with the intent to reduce the costs of the operation to include transportation, transaction processing and distribution services where applicable. Such reviews shall be held in person at a Netgear facility and Furness Logistics agrees to comply at its own cost.

3.4      LOCATION OF FURNESS LOGISTICS OPERATIONS

Furness Logistics shall initially perform the Services for all Distribution Services from its facility in the Netherlands. Any deviation from this policy must be authorized by Netgear in writing. Furness Logistics will not relocate Netgear inventory without the written approval of Netgear.

3.5      FORECASTS OF EXPECTED RECEIPTS AND SHIPMENTS

Netgear shall deliver to Furness Logistics with a non-binding, rolling, forecast covering a period of four months beyond the Build Plan ("Forecast"). Each Forecast shall be a good faith estimate of the anticipated requirements for the Product(s) anticipated to ship listed for the periods indicated.

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Netgear and Furness Logistics Operating Agreement

4        PRICES

4.1      PRICES FOR SERVICES

The price for Services shall be as set forth on the price list attached hereto as Exhibit 3 (the "Price List"). Furness Logistics and Netgear agree that the price includes all service cost and the Furness Logistics service fee. Furness Logistics service fee generally includes all overheads, allocations, services and profits, Furness Logistics agrees to provide a breakdown of actual cost for each Service in final form on or before Monday of week ten in each quarter to meet Netgear's standards setting calendar requirements. Transportation services pricing is also attached hereto as part of Exhibit 3.

4.2      CURRENCY EXCHANGE RATE

All prices shall be in US$ at the agreed to exchange rate of [*]

5        ORDER FULFILLMENT AND PAYMENT

5.1.     ORDER FULFILLMENT AND RETURNS

Netgear's Operations Centers in the U.S. will handle all of Netgear's Order Administration functions. Furness Logistics will be responsible for fulfilling orders including the preparation of all shipping documents and coordination with a common carrier.

5.2.     PAYMENT

All amounts shall be calculated in US Dollars. Payment terms are net 30 days. Invoice for services to be submitted on a monthly basis to Netgear.

5.3.     TAXES AND DUTIES

Netgear will pay as a separate item on an invoice any tax lawfully imposed on the sale of the Products or on the provision of Services to Netgear or will provide Furness Logistics with a certificate of exemption acceptable to the appropriate taxing authority. Furness Logistics agrees to provide reasonable assistance without charge in any proceeding for the refund or abatement of any such taxes Netgear is required to pay. Without limiting the generality of the foregoing, Netgear shall have no obligation to pay taxes based upon Furness Logistics net income.

5.4.     TITLE AND RISK OF LOSS AND SHIPMENT

Title to the Products will remain with Netgear in accordance to the terms of sale and delivery to Netgear's customer. Prior to title passing, Furness Logistics shall bear risk of all loss, damage or theft while in the care, custody and control of Furness Logistics. Shipping instructions shall be specified and Netgear will designate default shipping instructions. Furness Logistics will provide proof of shipment upon request and will provide reasonable assistance to Netgear at no charge in any claim it may make against a carrier or insurer for misdelivery, loss or damage to Products.

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Netgear and Furness Logistics Operating Agreement

5.5      FISCAL REPRESENTATION

'Foreign principals', meaning not domiciled or resident in the Netherlands, are offered the possibility to have themselves represented by Furness as limited fiscal representative for the levy of Dutch VAT as regards the monthly declaration of VAT and other administrative obligations such as the so-called VAT listing, By appointing Furness, the individual registration of the foreign entrepreneur in the Netherlands therefore has become superfluous.

In that case Furness acts on behalf of its principal both for the import of goods and the ensuing delivery of those goods i.e. the onward delivery of goods to customers in the European Union. Under this arrangement payments of VAT are shifted to the EU customers.

After receipt of a legally undersigned Power of Attorney, Furness will confirm the appointment on behalf of Netgear Inc.

6        INVENTORY MANAGEMENT

Products will be received into the Netgear Inventory Location using purchase order receipts on Netgear's SunSystem. Furness Logistics will maintain a full warehouse management system of it's own to control inventory to ensure back to back accuracy with Netgear's Sun System.

All products will require a cycle count be completed on a weekly basis.

Products returned from Netgear Customers will be initially received into the Netgear Inventory Location using the Sales Order Return transaction in SunSystem, Furness Logistics will have the responsibility to verify contents, receive, transact and report all customer product returns.

Lost or damaged inventory while in the care, custody and control of Furness Logistics will be charged to Furness Logistics at the Netgear full inventory standard cost of that inventory as substantiated by Netgear's Sun System at the time the actual loss or damage took place. Furness Logistics will have access to Netgear inventory standard cost.

7        TERM AND TERMINATION

7.1.1    TERM

This Agreement will commence on the Effective Date and continue for a period of two years. Unless terminated earlier pursuant to the terms of this Agreement, this Agreement will automatically renew for successive one-year periods upon expiration of the term of this Agreement. Either party can terminate the agreement upon at least 120 days notice prior to the end of the initial two years or any one year renewal thereof.

7.2      TERMINATION

A party shall be in default under this Agreement if it:

(a) ceases conducting business in the normal course, makes a general assignment for the benefit of creditors, suffers or permits the appointment of a receiver for its business or assets, or becomes subject to any proceeding under any statute of any governing authority relating to insolvency or the protection of rights of creditors; or

(b) fails to perform any material obligation required to be performed by it under this Agreement for a period of 30 days after receipt of written notice by the other party of such failure.

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Netgear and Furness Logistics Operating Agreement

In such event, the non-defaulting party shall have the right to terminate this Agreement immediately by giving written notice to the other.

(c) Netgear shall have the right to terminate this agreement for convenience upon serving a 60 day written notice to the other party. Furness Logistics shall have the right to terminate for convenience upon providing a 120 day notice to Netgear.

7.3.     EFFECT OF EXPIRATION OR TERMINATION

Upon expiration or any termination of this Agreement by either party:

(a) Netgear shall pay all undisputed amounts or charges owed to Furness Logistics as provided in this Agreement, provided that Netgear shall have the right to set-off any such amounts or charges owed to Furness Logistics against any amounts owing to Netgear by Furness Logistics pursuant to this Agreement. If the aggregate amount owing by Netgear to Furness Logistics is less than the aggregate amounts owing by Furness Logistics to Netgear. Furness Logistics shall pay such net amount owing to Netgear promptly and in full within forty-five days of the date which is the earliest of expiration or termination, as the case may be.

(b) The provisions of this Agreement relating to Confidential and Proprietary Information (Section 8),. Warranties (Section 10), Indemnification (Section 11) and Section 14.1, shall remain in effect beyond any expiration or termination.

(d) Furness Logistics shall return all Netgear Proprietary Information, and under Netgear's supervision, destroy or erase all copies of such Netgear Proprietary Information in the possession of Furness Logistics or any of its Affiliates or their respective employees, consultants, agents or representatives, including copies on paper or other hard copy and copies on computer or other storage media.

7.4.     DUTY TO FULFILL

Notwithstanding any termination or expiration of this Agreement, Furness Logistics agrees to manage all inventory control functions and to fulfill all Orders placed prior to the date of expiration or termination in accordance with the terms of this Agreement if such Orders have not previously been cancelled.

8.       CONFIDENTIAL AND PROPRIETARY INFORMATION

8.1      PROTECTION OF INFORMATION

During the term of this Agreement, the parties anticipate that each shall disclose to the other in connection with this Agreement certain of its Confidential Information. The recipient shall protect the disclosed Confidential Information by using the same degree of care to prevent the unauthorized use, dissemination, or publication of the Confidential Information as the recipient uses to protect its own confidential information of a like nature, but no less than a reasonable degree of care. Recipient's duty to protect the Confidential Information disclosed under this Agreement shall expire three years from the expiration or termination of this Agreement, except that source code shall be protected hereunder indefinitely. Except as permitted by this Agreement, the recipient shall disclose no part of such Confidential Information to anyone except to those of its employees or contractors who have (i) a need to know the same to accomplish the purposes of this Agreement, (ii) signed an Agreement under which they shall keep confidential such Confidential Information (iii) before receiving access to the Confidential Information, acknowledged its confidential, proprietary and trade secret nature, (iv) agreed to use such Confidential Information only for the purposes of performing recipient's obligations under this Agreement. The terms of this Agreement may also be disclosed to directors, officers, employees, attorneys, accountants, contractors, banks or actual or potential financing sources of recipient, but only if and to the extent such persons need to know the information for the performance of their duties and are subject to confidentiality agreements or fiduciary duties of confidentiality to recipient and agree to use such information only for such duties.

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Netgear and Furness Logistics Operating Agreement

This Agreement imposes no restriction upon the recipient with respect to disclosure or use of information: (a) that was in the recipient's possession before receipt from the discloser; (b) that is or becomes (prior to such disclosure or use) a matter of public knowledge through no fault of the recipient; (c) that is received by the recipient from a third party without a duty of confidentiality; (d) that is disclosed by the discloser to a third party without a duty of confidentiality on the third party; (e) is independently developed by the recipient; (e) to the extent disclosed in accordance with the order or requirement of a court, administrative agency, or other governmental body (provided, however, that the receiver shall provide prompt notice thereof to enable the discloser to seek a protective order or otherwise prevent such disclosure); or (f) that is disclosed by the recipient with the discloser's prior written approval; or (g) as required by the federal securities law and rules and regulations thereunder.

8.2      PUBLICITY

All press releases and printed material using the name, logo or other identifying characteristics of a party shall be subject to prior approval of the other party.

8.3      CONFIDENTIALITY

Each party agrees that the price of services negotiated by it and provided to the other party shall be deemed to be Confidential Information of that party. Each party agrees not to discuss the origins of such information with any third party. Each party agrees not to use such information to solicit a discount from the disclosing supplier, from any of the supplier's competitors or from any other supplier for use by the recipient other than for the purposes of performing its obligations under this Agreement. Each party acknowledges that unauthorized disclosure of such information may irreparably damage the discloser's relationship with its suppliers and that any benefit accruing to the recipient shall belong to Netgear and/or the disclosing party.

8.4      INJUNCTIVE RELIEF

Each party acknowledges that damage from improper disclosure of Confidential Information is irreparable and that it would be extremely impracticable to measure the resulting damages. Accordingly, in addition to any other rights and remedies that a party may have, the injured party is entitled to equitable review, including preliminary and permanent injunction, and the other party expressly waives the defense that a remedy in damages will be adequate.

8.5      RETURN OF CONFIDENTIAL INFORMATION

If this Agreement is terminated, and upon request of the discloser, the recipient shall promptly return all Confidential Information received from the discloser, together with all copies, or if requested by the discloser, certify that all such Confidential Information has been destroyed.

9.0      CAPITAL ASSETS

In order to perform the testing, rework, conversions and repackaging that may be required as stipulated in the Specific Services Addendum, Furness Logistics may have to use certain capital equipment specified by Netgear. If Furness Logistics can use the equipment for current or future applications other than for Netgear assemblies, this equipment shall be the property of Furness Logistics and shall be funded as such. If the capital equipment cannot be used by other non-Netgear applications, such equipment shall be solely the property of Netgear and shall have Netgear asset tags affixed to the equipment. Such property shall be funded by Netgear.

Furness Logistics shall maintain inventory of all capital assets, regardless of ownership, and shall provide inventory records to Netgear on demand. Inventory records should include, but not be limited to, date of acquisition, description of asset, serial number, and location.

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Netgear and Furness Logistics Operating Agreement

10.      WARRANTIES

10.1.    SERVICES

Furness Logistics warrants that all Services performed under this Agreement will be performed in a competent, professional manner and in accordance with the Statement of Work and the applicable Services under this Agreement.

10.2.    LIMITATIONS

THIS CLAUSE 10.2 SETS OUT THE FURNESS LOGISTICS SOLE OBLIGATION AND LIABILITY, AND NETGEAR'S EXCLUSIVE REMEDIES, FOR CLAIMS BASED ON SERVICE OR THE SUBJECT MATTER OF ANY SERVICE AND REPLACES ALL OTHER WARRANTIES AND CONDITIONS, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO IMPLIED WARRANTIES OR CONDITIONS OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE PROVIDED ALWAYS THAT THE FURNESS LOGISTICS DOES NOT EXCLUDE OR LIMIT ITS LIABILITY FOR DEATH OR PERSONAL INJURY RESULTING FROM ITS NEGLIGENCE NOR LIABILITY FOR BREACH OF ANY TERM IMPLIED BY STATUTE TO THE EXTENT THAT SUCH LIABILITIES CANNOT BY LAW BE LIMITED OR EXCLUDED.

11.      INDEMNIFICATION

11.1.    INDEMNIFICATION BY NETGEAR

Netgear will, at its expense and at Furness Logistics request, defend any claim or action brought against Furness Logistics by a third party (i) to the extent that it is based on a claim that any Specification provided under this Agreement infringes or violates any patent, copyright, trademark, trade secret or other proprietary right of the third party or (ii) to the extent caused by any grossly negligent act or omission or willful misconduct of Netgear; and Netgear will indemnify and hold Furness Logistics harmless from and against any costs and liability reasonably incurred by Furness Logistics that are attributable to that claim, subject to compliance with the notice provisions below.

Netgear shall have no liability if the alleged infringement is the result of Furness Logistics modification or alteration of the Specification; or Netgear's compliance with Furness Logistics specifications, designs, or processes; or if Furness Logistics had actual notice that use of such Specification or its incorporation into a product would cause such infringement; provided, however, that if Furness Logistics has such actual notice and promptly informs Netgear of such actual notice. Furness Logistics shall not be liable for failure to deliver Products hereunder, but only to the extent that such failure is a result of such actual notice.

11.2.    INDEMNIFICATION BY FURNESS LOGISTICS

Furness Logistics will, at its expense end at Netgear's request, defend any claim or action brought against Netgear by a third party to the extent caused by any negligent act or omission or willful misconduct of Furness Logistics or its
Affiliates: and Furness Logistics will indemnify and hold Netgear harmless from and against any costs and liability reasonably incurred by Netgear that ore attributable to that claim, subject to compliance with the notice provisions below.

11.3.    PROCEDURE FOR INDEMNIFICATION

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Netgear and Furness Logistics Operating Agreement

If any claim or action shall be brought or asserted against an indemnified party as provided above (the "Indemnified Party") in respect of which indemnity may be sought from an indemnifying party under such Sections (the "Indemnifying Party") the Indemnified Party shall promptly notify the Indemnifying Party who shall assume the defense thereof and the payment of all expenses; except that any delay or failure to so notify the Indemnifying Party shall only relieve the indemnifying Party of its obligations hereunder to the extent, if at all, that it is prejudiced by reason of such delay or failure. The Indemnified Party shall have the right to employ separate counsel in any such claim or action and participate in the defense thereof, but the fee and expenses of such counsel shall be at the expense of the Indemnified Party, unless (i) the employment thereof shall have been specifically directed and required by the Indemnifying Party or (ii) the Indemnifying Party shall have elected not to assume the defense and employ counsel. Without the consent of the Indemnified Party, the Indemnifying Party shall have no right to settle or compromise on any non-monetary matter.

11.4.    LIMITATION OF LIABILITY

EXCEPT FOR BREACHES OF OBLIGATIONS UNDER SECTION (8) OF THIS AGREEMENT (CONFIDENTIAL AND PROPRIETARY INFORMATION) AND OBLIGATIONS UNDER SECTION 11 (INDEMNIFICATION), TO THE MAXIMUM EXTENT PERMITTED BY LAW, UNDER NO CIRCUMSTANCES AND UNDER NO LEGAL THEORY, TORT, CONTRACT, OR OTHERWISE, SHALL NETGEAR BE LIABLE TO SUPPLIER OR ANY OTHER PERSON FOR ANY INDIRECT (INCLUDING BUT NOT LIMITED TO LOST PROFITS), SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, EVEN IF NETGEAR SHALL HAVE BEEN INFORMED OF THE POSSIBILITY OF SUCH DAMAGES, OR FOR ANY CLAIM BY ANY OTHER PERSON.

EXCEPT FOR BREACHES OF OBLIGATIONS UNDER SECTION (8) OF THIS AGREEMENT (CONFIDENTIAL AND PROPRIETARY INFORMATION) AND OBLIGATIONS UNDER SECTION 11 (INDEMNIFICATION), TO THE MAXIMUM EXTENT PERMITTED BY LAW, UNDER NO CIRCUMSTANCES AND UNDER NO LEGAL THEORY, TORT, CONTRACT, OR OTHERWISE, SHALL FURNESS LOGISTICS BE LIABLE TO NETGEAR OR ANY OTHER PERSON FOR ANY INDIRECT (INCLUDING BUT NOT LIMITED TO LOST PROFITS), SPECIAL. INCIDENTAL OR CONSEQUENTIAL DAMAGES, EVEN IF SUPPLIER SHALL HAVE BEEN INFORMED OF THE POSSIBILITY OF SUCH DAMAGES, OR FOR ANY CLAIM BY ANY OTHER PERSON.

12.      GENERAL PROVISIONS

12.1.    ACCESS TO FACILITIES

Netgear shall have the right to review and audit Furness Logistics facilities, operations, and procedures at any reasonable time with reasonable notice for purposes of determining compliance with the requirements of this Agreement. From time to time Netgear's Customers will request the right to review Furness Logistics facilities and operations for the purpose of qualification. Furness Logistics agrees to permit such Customer surveys with five to ten working days notice, provided Furness Logistics does not consider such Customer of Netgear to be a competitor of Furness Logistics or one of Furness Logistics customers.

12.2.    FORCE MAJEURE

"Force Majeure" shall include all acts or events beyond the control of a party, including but not limited to acts of God, government restrictions, continuing domestic or international problems such as wars or insurrections, strikes, fires, floods, work stoppages, and embargoes, which prevent totally or partially the fulfillment of the obligations of either party.

A party affected by an event of Force Majeure shall be released without any liability on its part from the performance of its obligations (other than an obligation to pay money) under this Agreement and the applicable Site

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Agreement, if any, but only to the extent and only for the period that its performance of such obligations is prevented by circumstances of Force Majeure and provided that such party shall have given prompt notice to the other party. Such notice shall include a description of the nature of the event of Force Majeure, its cause, and its possible consequences. The party claiming circumstances of Force Majeure shall promptly notify the other party of the conclusion of the event. The period of Force Majeure shall be deemed to commence on the date that the event of Force Majeure first occurs. Regardless of the excuse of Force Majeure, if either party is not able to perform within ninety
(90) days after such event, the other party may terminate the Agreement. Termination of this Agreement shall not affect the obligations of either party which exist as of the date of termination.

During the period that the performance by one of the parties of its obligations under this Agreement or a Site Agreement has been suspended by an event of Force Majeure, the other party may likewise suspend the performance of all or part of its obligations under this Agreement.

13.      NOTICES

All notices shall be sent by certified mail, postage prepaid, by personal delivery, courier service, or by facsimile or other form of recorded communication to the parties at their respective addresses set forth below. Any notices given shall be deemed to have been received as follows: if sent by facsimile or other form of recorded communication, when transmitted; if sent by certified mail, on the date of delivery as shown on the return receipt; and if by courier service, on the date delivered. Either party may change its notice address by written notice to the other.

If to Furness Logistics:                             If to Netgear:
Trade Boulevard 4                                    Netgear, Inc.
4761 RL Moerdijk                                     4401 Great America Parkway
The Netherlands                                      Santa Clara, CA 95052-8185

Attention:

With a copy to CFO at the same address

14.1.    EXPORTS AND CUSTOMS

Each party agrees that it will not knowingly (i) export or re-export, directly or indirectly, any technical data (as defined by the U.S. Export Administration Regulations), including software received from the other under this Agreement or
(ii) export or re-export, directly or indirectly, any direct product of such technical data, including software, to any destination to which such export or re-export is restricted or prohibited by U.S., or applicable non-U.S. law without obtaining prior authorization from the U.S. Department of Commerce and/or other competent government authorities to the extent required by those laws. This clause shall survive termination or cancellation of this Agreement.

Unless otherwise set forth in this Agreement, Furness Logistics shall take all administrative actions required to produce customs invoices and country of origin documents for all shipments crossing international borders which comply with all laws, treaties and regulations of both the exporting country and the importing country. If a Product includes Materials having different countries of origin, the different countries of origin must be identified on the customs invoices, along with the related quantities/serial numbers of such Materials. Furness Logistics shall be solely responsible for all fines, penalties and costs resulting from a customs invoice not being so compliant.

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Furness Logistics shall perform all administrative actions required to determine the eligibility of each Product for preferential treatment under the rules of any applicable trade treaties/agreements and, if eligible, provide the necessary documentation and obtain such preferential treatment. Furness Logistics shall use it's best efforts to minimize any penalties and costs resulting from any such documents subsequently determined to be invalid, shall maintain all documentation to support the eligibility and shall respond in a timely manner to verification questionnaires or reviews.

14.2.    AMENDMENT, MODIFICATION OR WAIVER

The provisions of this Agreement may be amended or waived only by an instrument in writing signed by the authorized representatives of each party, except as otherwise expressly provided in this Agreement.

14.3.    DISASTER RECOVERY PLAN

Furness Logistics agrees to develop and maintain a disaster recovery plan to be put into effect in the event that it becomes unable to fulfill Orders for any reason for a period of more than 15 calendar days. The disaster recovery plan shall be submitted by Furness Logistics to Netgear for review within 15 days of the Effective Date of this Agreement, and shall be reviewed yearly thereafter. Furness Logistics agrees that the disaster recovery plan must enable Furness Logistics to continue to fulfill Orders in accordance with the time schedules required under this Agreement.

14.5.    INDEPENDENT CONTRACTOR

This Agreement shall not constitute Furness Logistics the agent or legal representative of Netgear for any purpose and Furness Logistics shall not hold itself out as an agent of Netgear other than as expressly provided in this Agreement. This Agreement creates no relationship of joint venturers, partners, associates, employment or principal and agent between the parties, and both parties are acting as independent contractors. Neither party shall have the right to exercise any control or direction over the operations, activities, employees or agents of the other party in connection with this Agreement. Furness Logistics is not granted any right or authority to, and shall not attempt to, assume or create any obligation or responsibility for or on behalf of Netgear. Furness Logistics shall not have any authority to bind Netgear to any contract, whether of employment or otherwise, and Furness Logistics shall bear all of its own expenses for its operations, including, without limitation, the compensation of its employees and sales people and the maintenance of its offices, service, warehouse and transportation facilities. Furness Logistics shall be solely responsible for its own employees and sales people and for their omissions, acts and the things done by them. Netgear expressly disclaims any liability for any commitments on behalf of Netgear made by Furness Logistics.

14.6.    FURNESS LOGISTICS RESPONSIBLE FOR ITS SUBCONTRACTORS

The acknowledgment by Netgear of any subcontractor of Furness Logistics shall in no way be construed to relieve Furness Logistics of any of its duties, responsibilities and obligations to Netgear under this Agreement.

14.7.1   NO ASSIGNMENT

Neither this Agreement nor any right or obligation under it shall be assigned or delegated by Furness Logistics, voluntarily or by operation of law, without the prior written consent of the other party, which consent may not be unreasonably withheld. Any attempted Assignment shall be deemed voidable. An attempted assignment shall be deemed to occur in the event of a sale or transfer of substantially all of the assets of, or a majority interest in, the voting shares to, or the merger or consolidation with or into, any other entity.

Netgear, Inc.                  CONFIDENTIAL INFORMATION                  Page 11

Netgear and Furness Logistics Operating Agreement

14.8.    APPLICABLE LAW

All issues and questions concerning the construction, validity, enforcement, interpretation and performance of this Agreement, the rights and obligations arising hereunder and any purchase made hereunder shall be governed by the laws of the State of California and the federal laws of the United States applicable therein, without reference to the UNCITRAL Conventions on Contracts for the International Sale of Goods and without giving effect to any choice of law or conflict of law, rules or provisions (whether of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than California. The parties hereto submit to and consent to the nonexclusive jurisdiction of the courts located in the State of California.

14.9.    RIGHTS CUMULATIVE

Except as otherwise expressly provided in this Agreement or in any Site Agreement, all rights and remedies conferred by this Agreement, by any other instrument, or by law are cumulative and may be exercised singularly or concurrently.

14.10    SEVER ABILITY

If any one or more of the provisions of this Agreement for any reason shall be held to be invalid, illegal, or unenforceable in any respect by any law or regulation of any government or by any court, such provision shall not affect any other provision, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never existed, except in those instances where removal or elimination of such provision would result in a failure of consideration under this Agreement.

14.11.   ENTIRE AGREEMENT

This Agreement and each Site Agreement, including all Exhibits, constitutes the entire Agreement between the parties pertaining to the subject matter of this Agreement. This Agreement supersedes all prior agreements and understandings between the parties, written or oral, with respect to such subject matter. No representations or statements of any kind made by any representative of Netgear which are not stated in this Agreement shall be binding on Netgear. No course of dealing or course of performance shall be relevant to explain or supplement any term expressed in this contract.

14.10    NO COLLATERAL

Furness Logistics will not attach, or cause liens to be attached to any of our inventory, and that they will not use our inventory as collateral for any purposes.

Netgear, Inc.                  CONFIDENTIAL INFORMATION                  Page 12

                                                  CONFIDENTIAL TREATMENT REQUEST

* Portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

Netgear and Furness Logistics Operating Agreement

                    SPECIFIC SERVICES AND AGREEMENTS ADDENDUM

FINISHED GOODS

2.1      PROCESS OVERVIEW & ENVIRONMENT

The requirement is to receive, into a bonded warehouse, a regular receipt of product, which has been manufactured in Asia. The product is to be stored, controlled and accounted for and then picked to match specific customer order requirements for mainland Europe (85% of the volume) and UK orders (15% of the volume).

WAREHOUSES IN THE NETHERLANDS

In the Netherlands Furness operates 1.2 million sq ft modern warehouses at Dordrecht, Moerdijk (both close to Rotterdam)and 's-Heerenberg (close to the German border).

REAL TIME OPERATION

At all our warehouses the operation is real time. The product flow through the warehouse is bar code controlled from handling-in till the loading of the truck. Further we use RF equipment as result of which stock is updated immediately when the goods are put on location and after the pick.

SECURITY SYSTEMS

We have video cameras throughout the warehouse monitoring all activities. The tapes are kept for a period of 4 month. We have a burglar alarm throughout the warehouse even in the walls connected with a security company and a fire alarm system directly connected with the fire station.

BONDED WAREHOUSE

Like all our warehouses the warehouse is bonded. We have the license type E, meaning that we can store bonded and non- bonded even together at the same location. License E is a fictitious administrative system, which allows us to ship 24 hours per day and only declare to customs once a month.

LEAD-TIME

Standard is that orders received before 1200 are ready for shipment the same day.

Netgear, Inc.                 CONFIDENTIAL INFORMATION                   Page 13

Netgear and Furness Logistics Operating Agreement

2.2      RECEIPT

100 to 120 pallets per week, forecast to double over next 12 months. 95+% of this volume is containerized sea freight. The receipts will be delivered throughout the week. The remaining is by ad-hoc airfreight. All pallets are 120 x 120 x 120 plywood-shipping pallets.

The shipment is to be verified against the packing list and/or invoice, booked into the storage location and all Sun System receipt transactions to be completed on the day of delivery.

The majority of pallets received will contain single part numbers. Where a pallet contains mixed part numbers it will be split down into an individual part number per pallet.

Approximately 1 month's supply of product is held stock i.e. 800-1000 pallets, covering approximately 250 part numbers. All products are to receive a weekly physical stock check or cycle count.

Netgear has five primary stockroom locations within the Sun System; IQC, two finished goods locations, stock rotation and warranty returns. Receipts must be played into the correct location based on the specific type of transaction.

Furness Logistics will provide a safe and secure warehouse environment.

A product identification, not necessarily a bar code id, is sufficient to handle incoming products. Trucks/containers arriving before 1600 hours will be off loaded and the goods put on location the same day. This also applies for the stock update.

After discharge the products will be sorted by SKU (stock keeping unit) and checked on outer damage and quantity. The system will create a location and a put away. For the storage of pallets we maintain a free storage system although products of a customer are stored as much as possible together. For shelves and bins we maintain a fixed storage location system. Depending whether the customer maintain a strict FIFO system or not the incoming products will added to a location containing the same product or a new location will created.

The person bringing the product on location will scan the put away and then the location. If the scanner will tell him that he is at the right location he will put the product on location and confirm this and through RF stock will be updated.

Netgear, Inc.                  CONFIDENTIAL INFORMATION                  Page 14

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Netgear and Furness Logistics Operating Agreement

2.3      ORDER PICKING

The current Netgear customer base is thirty-two. The average number of customer orders per month is 200. The average number of lines per customer order is seven
(7). Orders are placed over night (in the US) and are visible by 7am at which time an order requirement report (shippable backlog) is to be produced. The majority of shipments (+95%) are in full case and pallet quantities, but there are some shipments that require case breaks.

All orders are to be picked, made ready for dispatch and confirmed on the system by 16:00 Europe time, with all stock being picked on a FIFO basis.

Weekly order volumes are expected 10 fluctuate by plus or minus 25% per week, with the third week of the month seeing the highest volume.

The required service level is for all Customer orders to be dispatched from the distribution hub within 48 hours of entering on Sun.

2.4      SHIPMENT QUALITY AND MIS-SHIPS

All packing list and commercial invoice are to be generated from the Sun System. All shipments are to be audited to confirm 100% accuracy to Customer order and packing / delivery specifications (which may vary from Customer to Customer).

Mis-shipments are shipments reported by Netgear's customer that do not contain what the invoice declared. In this case, Netgear credits the customer and then charges the Furness Logistics for the inventory standard cost of the missing items. Upon review of the audit trail documentation, if the Furness Logistics can prove to Netgear that it did infact ship what the invoice called for, and then Netgear will reimburse the service provider for the mis-ship charge.

2.5      IMPORT/EXPORT CUSTOMS CLEARANCE AND VAT

Netgear will use it's own freight forwarder and customs broker to manage the import of finished goods and raw materials from it's Asia trading partners to the distribution center.

Furness Logistics will be responsible for completing all required export documentation and complying with export formalities throughout the European continent.

Furness Logistics agrees to provide VAT Management Services to Netgear and the cost of such services has been factored into the proposed cost and cost model agreement. Another administrative obligation Furness has to fulfil on behalf of Netgear Inc. is the filing and reporting of all Intra EU-transactions. Declarations have to be sent to the Central Bureau of Statistics. The commercial invoices mentioned under Customs are also used to meet these requirements

Netgear, Inc.                CONFIDENTIAL INFORMATION                    Page 15

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Netgear and Furness Logistics Operating Agreement

2.6      TRANSACTION PROCESSING

All receipts & picks/dispatches are to be transacted daily on Netgear's Sun System. The service provider will be expected to provide and maintain a full warehouse management system to control the inventory held and to ensure "back to back" accuracy with Netgear's Sun System.

Furness Logistics will provide two administrative resources to play all receipt and shipment transactions in the Sun System on a daily basis.

2.7      TRANSPORTATION

All import transportation costs will be paid for and managed by Netgear Inc.

Furness Logistics will provide freight out transportation services to Netgear customers. All outbound transportation costs will be paid for by Furness Logistics and then invoiced to Netgear at the agreed to rate schedule attached to this document. Transportation cost are over and above the agreed to cost model for distribution services.

2.8      RMA (RETURN MATERIAL AUTHORIZATION) PROCESSING

Currently, approximately 31 RMA Orders per month of "faulty" product are returned to the distribution hub from Netgear Customers. This represents 408 line items and 3200 units per month. This is audited against RMA information in SUN and transacted to allow credits to be issued to Netgear Customers. A nominated carrier then returns the product to Hong Kong.

The cost to receive, inventory, report, stage and ship RMA's has been included in the cost plus model.

2.9      ADDITIONAL ACTIVITIES

RMA TEST & REPACK:

The intention is to introduce a screening process for RMA returns, with No Fault Found units being returned to stock and faulty units being sent for replacement or repair. Often the RMA units will require repackaging into a new "gift" or retail carton. Netgear will be responsible for supplying any test specifications, equipment, packaging, materials and training.

The cost to test and repackage product will be negotiated at a later date on a cost per unit basis.

CONVERSION:

This is an activity, which will involve the re-packing of product and the addition of specific items such as manuals or a change in power cords, or a change in retail packaging etc. The repacked item would be assigned a different pan number.

The cost of managing conversions will be negotiated at a later date on a cost per unit basis.

Netgear, Inc.                 CONFIDENTIAL INFORMATION                   Page 16

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Netgear and Furness Logistics Operating Agreement

2.10     COST PLUS MODEL

Netgear intends to manage the European distribution center on a cost-plus model basis. Freight charges are to be excluded from the cost model and will be managed separately. The cost of RMA Test, Repackaging and Conversion will also be excluded from the cost model.

2.11     REPORTING:

Netgear will be provided with direct access to service Furness Logistics systems limited to Netgear account information. This would be via web access or modern access. This would include access to on-hand inventory, receipts, shipments, RMA's etc. Netgear will also be allowed to run any standard or custom reports available to Netgear for comparison to Netgear's Sun System database. Furness Logistics will provide Netgear with daily access to web site and account activity. Furness Logistics will provide Netgear with mutually agreed to set of standard reports on a daily, weekly and/or monthly basis as required.

2.12     PERFORMANCE INDICATORS

Inbound flows

The time for handling in and stock up date is depending on the number of SKU in the incoming container. Standard is that product is handled in the stock updated the day of arrival. The lead time measured through scanning.

Warehousing

Furness Logistics accepts an inventory accuracy of [*] and accept full responsibility for missing goods. Measurement method: cycle count.

Order picking

Standard is that orders received before noon are ready for shipment the same day. Depending on the number of orders and lines to be shipped an agreement has to be reach on the percentage of orders to be received over night. Measurement method the system will tell when an order is ready for shipment.

Order correctness

99.85 % of the order lines picked under the condition that the content of the cartons in stock is correct.

Administrative

% of reported non-conformities per day      [*]

Distribution

Furness Logistics do not accept direct liability for on time deliveries as delivery is subcontracted. However the carriers used offer a [*] on- time delivery but do not guarantee same.

Netgear, Inc.              CONFIDENTIAL INFORMATION                     Page 17

Netgear and Furness Logistics Operating Agreement

3.0      SUMMARY

Netgear will provide its own marine and property insurance to cover fires, flood, and other acts of god. Furness Logistics will be insured at it's own cost for workers compensation and losses and damages caused by Furness Logistics negligence.

Furness Logistics will not charge Netgear start up cost. In case a system interface has to be built it is agreed that each party bears its own cost.

Netgear can use Furness VAT and deferment account for the duration of the relationship.

Furness Logistics agrees to provide Netgear with web-based access to account information.

Furness Logistics accepts [*] responsibility for inventory discrepancies from the time of receipt to the time of shipment, or while in the care, custody and control of Furness Logistics.

Furness Logistics agrees to have Netgear Sun System installed at our site and we will process transactions according to Netgear requirements.

Furness Logistics agrees to a cost plus model pricing with a quarterly review.

All inventories will remain the property of the Netgear. The service provider will be financially liable for any and all inventory variances while the inventory is in the care, custody and control of the Furness Logistics. Reimbursement for unexplained variance will be at the full inventory standard cost reflected on Netgear's books.

Furness Logistics will designate a Netgear Account Manager to address any/all operational, business and continuous improvement plans with.

Furness Logistics will produce periodic performance, measurement and activity reports.

A periodic management review (initially monthly leading to quarterly) will take place between Netgear and the Furness Logistics to review specific agenda items (to be mutually agreed).

Netgear, Inc.              CONFIDENTIAL INFORMATION                     Page 18

                                                  CONFIDENTIAL TREATMENT REQUEST

* Portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

Netgear and Furness Logistics Operating Agreement

                                  PRICING TABLE

QUOTATION (BASED ON COST PLUS)

ANNUAL COST INDICATION

Inbound                         Euro  [*]

Warehousing                     Euro  [*]

Weekly inventory count          Euro  [*]

Outbound                        Euro  [*]

Wrapping foil                   Euro  [*]

One way pallets                 Euro  P.M.

RMA                             Euro  [*]

Customs/fiscal rep.             Euro  [*]

Account manager                 Euro  [*]

Administrative support          Euro  [*]

Total Annual Cost to Netgear    Euro  [*]

MANAGEMENT FEE AND OVERHEAD INCLUDED IN TOTAL COST

12% on warehouse rent and equipment
20% on labor

Wrapping foil              Euro  1,35
One way pallets            Euro  5,00
Packaging material As per outlay
Labels as per outlay

Netgear, Inc.              CONFIDENTIAL INFORMATION                     Page 19

Netgear and Furness Logistics Operating Agreement

                             TRANSPORTATION SERVICES

                         RATE         USUAL TRANSIT TIME
DESTINATION              EUR           IN WORKABLE DAYS
-------------------------------------------------------
Germany                  7.80             2 or 3
-------------------------------------------------------
France                  12.00             3 or 4
-------------------------------------------------------
United Kingdom          12.00             3 or 4
-------------------------------------------------------
Austria                 12.90             4 or 5
-------------------------------------------------------
Belgium                  6.50             1 or 2
-------------------------------------------------------
Denmark                 13.40             3 or 4
-------------------------------------------------------
Finland                 33.30             6 or 7
-------------------------------------------------------
Italy                   18.10             4 or 5
-------------------------------------------------------
Holland                  5.80             1
-------------------------------------------------------
Norway                  29.60*            5, 6 or 7
-------------------------------------------------------
Spain                   27.00             4 or 5
-------------------------------------------------------
Sweden                  18.60             4 or 5
-------------------------------------------------------
Switzerland             10.90*            5 or 6
-------------------------------------------------------

* Customs clearance not included

Netgear, Inc.              CONFIDENTIAL INFORMATION                     Page 20

Netgear and Furness Logistics Operating Agreement

Netgear, Inc.              CONFIDENTIAL INFORMATION                     Page 21

WEIGHT IN KG                BELGIUM   ZONE 1      ZONE 2     ZONE 3    ZONE 4     ZONE 5   ZONE 6      ZONE 7      ZONE 8    ZONE 9
                              ECX      ECX         ECX        ECX       WPX        WPX       WPX        WPX         WPX        WPX
 0.5                         18.88     19.12       20.09      21.01     32.82      38.51     46.52      46.98       58.78      63.50
 1.0                         19.76     21.66       22.63      24.02     35.83      42.31     51.61      51.24       64.48      70.82
 1.5                         20.80     24.21       25.18      26.98     38.79      46.15     56.70      55.50       70.12      78.13
 2.0                         21.48     26.75       27.73      29.99     41.80      49.94     61.79      59.75       75.82      85.44
 2.5                         22.31     29.30       30.27      32.96     44.76      53.78     66.88      64.01       81.46      92.76
 3.0                         23.19     31.84       32.82      35.96     47.77      57.58     71.97      68.27       87.16     100.07
 3.5                         24.02     34.39       35.36      38.93     50.73      61.42     77.07      72.53       92.80     107.38
 4.0                         24.90     36.94       37.91      41.93     53.74      65.22     82.16      76.79       98.50     114.70
 4.5                         25.73     39.48       40.45      44.90     58.70      69.06     87.25      81.05      104.14     122.01
 5.0                         26.61     42.03       43.00      47.91     59.71      72.85     92.34      85.30      109.84     129.51
 5.5                         26.94     42.91       44.20      49.62     61.61      75.35     96.60      88.87      115.16     136.54
 6.0                         27.31     43.74       45.41      51.33     63.55      77.81    100.86      92.39      120.48     143.53
 6.5                         27.63     44.62       46.61      53.04     65.55      80.31    105.11      95.95      125.80     150.52
 7.0                         28.00     45.45       47.81      54.76     67.39      82.78    109.37      99.47      131.50     157.51
 7.5                         28.33     46.33       49.02      56.47     69.29      85.26    113.63     103.03      137.33     164.55
 8.0                         28.70     47.17       50.22      58.18     71.23      87.71    117.89     106.55      143.21     171.53
 8.5                         29.02     48.04       51.42      59.89     73.13      90.21    122.15     110.11      149.04     178.52
 9.0                         29.39     48.88       52.63      61.61     75.08      92.66    125.41     113.63      154.92     185.51
 9.5                         29.72     49.76       53.83      63.32     76.97      95.16    130.99     117.20      160.75     192.55
10.0                         30.09     50.59       55.03      65.03     78.92      97.62    135.71     120.71      166.63     199.54
10.5                         30.32     51.19       55.96      68.28     80.17      99.38    138.67     122.89      169.73     204.07
11.0                         30.55     51.75       56.88      67.58     81.46     101.09    141.68     125.02      172.83     208.88
11.5                         30.78     52.35       57.81      68.83     82.78     102.85    144.69     127.19      175.93     213.19
12.0                         31.01     52.90       58.74      70.12     84.05     104.58    147.70     129.51      179.03     217.77
12.5                         31.24     53.51       59.66      71.37     85.35     106.32    150.71     131.91      182.13     222.31
13.0                         31.47     54.08       60.59      72.67     86.65     108.03    153.71     134.27      185.23     228.89
13.5                         31.71     54.88       61.51      73.92     87.94     109.79    156.72     136.64      188.34     231.43
14.0                         31.94     55.22       62.44      75.21     89.24     111.50    159.73     139.00      191.48     238.01
14.5                         32.17     55.82       63.36      76.48     90.53     113.25    162.74     141.36      194.58     240.55
15.0                         32.40     56.38       64.29      77.76     91.83     114.97    165.75     143.72      197.69     245.08
15.5                         32.63     56.98       65.22      79.01     93.13     116.73    168.71     146.08      200.79     249.66
16.0                         32.86     57.53       66.14      80.31     94.42     118.44    171.72     148.48      203.89     254.20
16.5                         33.09     58.13       67.07      81.56     95.72     120.20    174.73     150.84      206.99     258.76
17.0                         33.33     58.69       67.99      82.85     97.01     121.92    177.74     153.21      210.09     263.32
17.5                         33.56     59.29       68.92      84.10     98.31     123.68    180.75     155.57      213.19     267.90
18.0                         33.79     59.85       69.84      85.40     99.61     125.39    183.75     157.93      216.29     272.44
18.5                         34.02     60.45       70.77      86.66    100.90     127.15    186.76     160.29      219.39     277.02
19.0                         34.25     61.00       71.70      87.94    102.20     129.00    189.77     162.69      222.54     281.56
19.5                         34.48     61.61       72.62      89.19    103.49     130.94    192.78     165.05      225.64     286.09
20.0                         34.71     62.16       73.55      90.49    104.79     132.84    195.79     167.41      228.74     290.67
20.5                         34.85     62.58       74.10      91.23    105.58     134.32    198.24     169.45      231.57     294.70
21.0                         34.99     62.99       74.66      92.02    106.36     135.85    200.69     171.49      234.44     298.73
21.5                         35.13     63.41       75.21      92.76    107.15     137.33    203.19     173.52      237.31     302.75
22.0                         35.27     63.83       75.77      93.54    107.94     138.86    205.65     175.56      240.13     308.78
22.5                         35.41     64.24       76.32      94.28    108.72     140.34    208.10     177.60      243.00     310.76
23.0                         35.55     64.66       78.88      95.07    109.51     141.87    210.60     179.63      245.82     314.79
23.5                         35.69     65.08       77.44      95.81    110.30     143.35    213.05     181.67      248.89     318.82
24.0                         35.83     65.49       77.99      96.60    111.09     144.87    215.51     183.71      251.58     322.84
24.5                         35.96     65.91       78.55      97.34    111.87     146.36    218.01     185.74      254.39     326.87
25.0                         38.10     66.33       79.10      98.13    112.66     147.84    220.46     187.78      257.26     330.90
Addit. 0.5kg 25.5-50kg        0.15      0.43        0.61       0.84      0.87       1.50      2.47       2.04        2.85       4.02
Tariff 50 kg                 43.05     86.00      108.87     137.19    154.45     222.96    343.95     289.61      399.81     532.01
Addit. 0.5kg 50.5-100kg       0.15      0.43        1.27       1.48      1.55       1.50      2.47       2.04        2.85       4.02
Tariff 75 kg                 49.99    105.67      168.43     211.02    232.12     298.03    457.39     391.44      542.37     733.12
Tariff 100 kg                56.93    125.34      232.08     284.84    309.74     373.15    590.88     493.27      684.93     934.23
Addit. 0.5kg 100.5-200kg      0.20      0.43        1.17       1.43      1.55       1.50      2.47       2.04        2.85       4.02
Tariff 150 kg                75.45    168.43      349.18     427.40    485.03     523.35    837.82     696.92      970.05    1338.45
Tariff 200 kg                93.96    211.71      466.25     569.96    620.32     673.55   1084.75     900.58     1255.17    1738.87
Addit. 0.5kg >200 kg          0.25      0.51        1.27       1.43      1.55       2.34      3.64       3.11        5.19       6.49

Netgear, Inc.                CONFIDENTIAL INFORMATION                    Page 22

Netgear and Furness Logistics Operating Agreement

           Euro per shipment or per 0.5 kg excl. fuel surcharge

----------------------------------------------------------------------------------------------------------------------------------
                                                                    DHL zone-indexing 2001
----------------------------------------------------------------------------------------------------------------------------------
Albania                               9      Ecuador                                8        Libya                           (???)
Algeria                               9      Egypt                                  8        Liechtenstein                   (???)
American Samoa                        9      El Salvador                            9        Lithuania                       (???)
Andorra                               4      Equatorial Guinea                      9        Luxembourg                      (???)
Angola                                9      Eritrea                                9        Macau                           (???)
Angulila                              9      Estonia                                7        Macedonia                       (???)
Antigua                               8      Ethiopia                               9        Madagascar                      (???)
Argentina                             8      Faroe Islands                          9        Malawi                          (???)
Armenia                               7      Fiji                                   9        Malaysia                        (???)
Aruba                                 6      Finland                                3        Maldives                        (???)
Australia                             6      France                               1/2        Mali                            (???)
Austria                               3      French Guiana                          8        Malta                           (???)
Azerbaijan                            7      Gabon                                  9        Marshall Islands                (???)
Bahamas                               9      Gambia                                 9        Martinique                      (???)
Bahrain                               6      Georgia                                7        Mauritania                      (???)
Bangladesh                            9      Germany                              1/2        Mauritius                       (???)
Barbados                              9      Ghana                                  9        Mexico                          (???)
Belarus                               7      Gibraltar                              4        Moldova, Republic of            (???)
Belgium                               8      Greece                                 3        Monaco                          (???)
Belize                                9      Greenland                              9        Mongolia                        (???)
Benin                                 9      Grenada                                9        Montserrat                      (???)
Bermuda                               9      Guadeloupe                             9        Morocco                         (???)
Bhutan                                9      Guam                                   9        Mozambique                      (???)
Bolivia                               8      Guatemala                              9        Myanmar                         (???)
Bonaire                               6      Guernsey                               4        Namibia                         (???)
Bosnia & Herzegovina                  7      Guinea Republic                        9        Nauru, Republic of              (???)
Botswana                              9      Guinea Bissau                          9        Nepal                           (???)
Brazil                                8      Guyana (British)                       8        Nevis                           (???)
Brunei                                9      Haiti                                  9        New Caledonia                   (???)
Bulgaria                              7      Honduras (Republic)                    9        New Zealand                     (???)
Burkina Faso                          9      Hong Kong                              6        Nicaragua                       (???)
Burundi                               9      Hungary                                7        Niger                           (???)
Cambodia                              9      Iceland                                4        Nigeria                         (???)
Cameroon                              9      India                                  6        Niue                            (???)
Canada                                5      Indonesia                              6        Norway                          4
Canary Islands                        4      Iran                                   9        Oman                            8
Cape Verde                            9      Ireland, Republic of                   3        Pakistan                        8
Cayman Islands                        9      Israel                                 9        Panama                          8
Chad                                  9      Italy                                2/3        Papua New Guinea                9
Chile                                 8      Ivory Coast                            9        Paraguay                        8
China People's Republic               8      Jamaica                                9        Peru                            8
Colombia                              8      Japan                                  6        Philippines, The                6

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

Netgear and Furness Logistics Operating Agreement

Comores                               9      Jersey                                 4        Poland
Congo                                 9      Jordan                                 8        Portugal
Cook Islands                          9      KazaKhstan                             7        Puerto Rico
Costa Rica                            9      Kenya                                  8        Qatar
Croatia                               7      Kiribati                               9        Reunion Island of
Cuba                                  9      Korea, Republic of                     6        Romania
Curacao                               6      Kuwait                                 6        Russian Federation, The
Cyprus                                6      Kyrgyzstan                             7        Rwanda
Czech Republic. The                   7      Laos                                   9        Saipan
Denmark                               2      Latvia                                 7        San Marino
Djibouti                              9      Lebanon                                9        Sao Tome & Principe
Dominica                              9      Lesotho                                9        Saudi Arabia
Dominican Republic                    9      Liberia                                9

GERMANY (*)
ZONE 1                 NORTH AND WEST
Service Centers:       Bremen (BRE). Cologne (CGN), Dortmund (DTM), Duesseldorf (DUS), Frankfurt (FRA), Hannover (HAJ), Hamburg
                       (HAM)
Postal codes:          20000-38999   40000-54599  (???)4700-65936
ZONE 2                 EAST AND SOUTH
Service Centers:       Berin (BER), Freiburg (QFB), Karlsruhe (OKA), Leipzig (LEJ), Mannheim (MHN), Munich (MUC), Nuemberg
                       (NUE), Stuttgart (STR
Postal codes:          01000-19999  39000-39999  84600-64699  66000-99999
FRANCE (*)
ZONE 1                 NORTH
Service Centers:       Paris (CDG), La Havre (LEH), Lille (LIL), Metz (MZM). Orleans (ORE)
Postal codes:          02... 08... 10... 14... 18... 27... -28... 36... -37... 41... 45... 50... -52...  54... -55... 57... -62...
                       72... 75... -78... 80... 88... -89... 91...
                       EAST, WEST AND
ZONE 2                 SOUTH
Service Centers:       Bordeaux (BOD), Lyon (LYS), Marseille (MRS), Mulhouee (MLH), Nantes (NTE), Nice (NCE), Strasbourg (SXB),
                       Toulouse (TLS)
Postal codes:          01...   03...  04... -07...   09... 11... -13...  15... -17...  19... -28...  29... -35...   38...
                       -40... 42... -44... 46... -49...   53...  56...   63... -71...
                       79...   81... -87...  90...  98...
UNITED KINGDOM (*)
ZONE 1                 ENGLAND/WALES
Service Centers:       Birmingham (BHX), Bristol (BRS), Cambridge (CBG), East Midlands (EMA), Leeds (LBA), london-GatwicK (LOW),
                       London Heathro Liverpool (LPL), Manchester (MAN), Teesslda (MME), Newcastle (NCL), Reading (RED), Southampton
                       (SOU), Swindon (SWN)
Postal codes:          AL..-BS..   CA..-DA..   DE.. DH.. -EC.. EN.. EX..  FY.. GL... -MR.. MU..-IG.. IP..  KT.. L..-MK.. N.. -OX..
                       PE..  PL.. -TA.. TF
ZONE 2                 SCOTLAND/NORTHERN IRELAND
Service Centers:       Aberdeen (ABZ), Belfast (BFS), Edinburgh (EDI), Glasgow (GLA), Inverness (INV), Isle of Man (IOM)
Postal codes:          AB..  BT..   DD..   DO..   EH..   FK..   G.. HS..   IM..   IV..   KA..   KW..   KY..   ML..   PA..   PH..
                       TD..  ZE..
ITALY (**)
ZONE 2                 NORTH
Service Centers:       Ancona (AOI), Bergamo (BQY), Bologna (BLQ), Brescia (QBS), Florence (FLR), Genoa (QOA), Livamo (LEG),
                       Milan (MIL), Rome(???) Trieste (TRS), Turin (TRN), Vonice (VCE), Verona (VRN)
Postal codes:          00010-00199  02019  03010-04100  07010-67100  86010-93011 93013-93019  94010-94100
ZONE 3                 SOUTH
Service Centers:       Bari (BRI), Catania (CTA), Naples (NAP), Perugia(QPG)
Postal codes:          01010-02018  02020-02100   05010-06100   70010-86100 93012  93100   95010-98100

Netgear, Inc.                  CONFIDENTIAL INFORMATION                  Page 24

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Netgear and Furness Logistics Operating Agreement

                                                                                        RATES
FURNESS LOGISTICS    DISTRIBUTION FROM TERMINAL MOERDIJK TO EUROPEAN DESTINATIONS      IN EURO
NUMBER OF
100 X 120CM
PALLETS            10        23          35          40        50        60         68       80

                                                LINZ-
NOT HEAVIER    WIEN   VOSENDORF  KREMS-DONAU  LEONDING  SALZBURG  INNSBRUCK  DORNBIRN   GRAZ
THAN 900 KG  AUSTRIA   AUSTRIA     AUSTRIA     AUSTRIA   AUSTRIA   AUSTRIA   AUSTRIA   AUSTRIA
     1         193       193         193         189       189       174        174      212
     2         337       337         337         327       327       286        286      369
     3         430       430         430         407       407       376        376      456
     4         444       444         444         412       412       383        383      470
     5         464       464         464         429       429       397        397      482
     6         478       478         478         444       444       406        406      493
     7         537       537         537         496       496       456        456      551
     8         537       537         537         496       496       456        456      551
     9         610       610         610         562       562       517        517      622
    10         683       683         683         622       622       579        579      695
    11         732       732         732         665       665       623        623      747
    12         781       781         781         709       709       663        663      796
    13         842       842         842         757       757       709        709      857
    14         891       891         891         801       801       746        746      906
    15         952       952         952         850       850       793        793      967
    16         952       952         952         850       850       793        793      967
    17        1010      1010        1010         893       893       842        842     1025
    18        1054      1054        1054         923       923       878        878     1066
    19        1098      1098        1098         964       964       922        922     1116
    20        1132      1132        1132         998       998       951        951     1150
    21        1176      1176        1176        1039      1039       990        990     1197
    22        1215      1215        1215        1076      1076      1021       1021     1238
    23        1281      1201        1281        1134      1134      1069       1069     1305
    24        1281      1281        1281        1134      1134      1069       1069     1305
    25        1281      1281        1281        1134      1134      1069       1069     1305
    26        1317      1317        1317        1170      1170      1086       1086     1357

Netgear, Inc.                  CONFIDENTIAL INFORMATION                  Page 25

Netgear and Furness Logistics Operating Agreement

                             VALID UNTIL 31.12.2001

NUMBER OF
100 X 120
CM PALLETS       90         95        93                  60       26         27          0

NOT HEAVIER  KLAGENFURT  VILLACH   AALST     SOFIA      BRNO     GREVE   BALLERUP  HELSINKI
THAN 900 KG   AUSTRIA    AUSTRIA  BELGIUM  BULGARIA  CZECH REP  DENMARK   DENMARK   FINLAND
      1         212        212       69       361        247       204      204       201
      2         369        369      105       634        376       259      259       343
      3         456        456      137       828        449       394      394       574
      4         470        470      151      1127        508       492      492       604
      5         482        482      167      1385        583       589      589       749
      6         493        493      187                  599                          984
      7         551        551      206                  614                          984
      8         551        551      216                  694                          984
      9         622        622      226                  730                         1209
     10         695        695      236                  762                         1209
     11         747        747      245                  788                         1209
     12         796        796      255                  814                         1402
     13         857        857      264                  840                         1402
     14         906        906      274                  866                         1402
     15         967        967      284                  889                         1564
     16         967        967      300                  913                         1564
     17        1025       1025      305                  936                         1564
     18        1066       1066      309                  960                         1651
     19        1116       1116      312                  983                         1651
     20        1150       1150      314                 1007                         1651
     21        1197       1197      316                 1030                         2212
     22        1238       1238      321                 1054                         2212
     23        1305       1305      322                 1077                         2212
     24        1305       1305      323                 1101                         2212
     25        1305       1305      324                 1124                         2212
     26        1357       1357      327                 1148                         2212

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

Netgear and Furness Logistics Operating Agreement

1       75        78           95           95       93        47         56

                                                                       MOERS
      VANTAA    PARIS    CHESNAY   GOUSSAINVILLE   ROISSY   PANTIN   HUELSDONK   NEUWIED
     FINLAND   FRANCE    FRANCE       FRANCE       FRANCE   FRANCE    GERMANY    GERMANY
 1      219      150       150          150          150      150        68         93
 2      368      267       267          267          267      267        82        112
 3      609      267       267          267          267      267       128        192
 4      638      321       321          321          321      321       147        223
 5      789      321       321          321          321      321       179        274
 6     103S      374       374          374          374      374       196        298
 7     1035      428       428          428          428      428       214        326
 8     1035      428       428          428          428      428       237        363
 9     1266      481       481          481          481      481       262        398
10     1266      481       481          481          481      481       282        430
11     1266      535       535          535          535      535       307        457
12     1464      535       535          535          535      535       333        493
13     1464      588       588          588          588      588       354        515
14     1464      641       641          641          641      641       374        522
15     1635      641       641          641          641      641       425        544
16     1635      681       681          681          681      681
17     1635      681       681          681          681      681
18     1725      722       722          722          722      722
19     1725      762       762          762          762      762
20     1725      762       762          762          762      762
21     2314      802       802          802          802      802
22     2314      802       802          802          802      802
23     2314      802       802          802          802      802
24     2314      802       802          802          802      802
25     2314      802       802          802          802      802
26     2314      802       802          802          802      802

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

Netgear and Furness Logistics Operating Agreement

64         80              82            85         85       94          94        10

     DARMSTADT   MUNICH    FURSTENFELDBRUCK   ISMANING    POING    DORNACH   STRAUBING  ATHENS*
      GERMANY    GERMANY        GERMANY       GERMANY    GERMANY   GERMANY    GERMANY   GREECE
 1      122        139             139           139        139      139         139      243
 2      146        167             167           167        167      167         167      407
 3      248        340             340           340        340      340         340      645
 4      295        407             407           407        407      407         407      927
 5      369        507             507           507        507      507         507     1098
 6      403        565             565           565        565      565         565     1230
 7      442        628             628           628        628      628         628     1435
 8      495        698             698           698        698      698         698     1435
 9      537        764             764           764        764      764         764     1600
10      579        817             817           817        817      817         817     1801
11      622        879             879           879        879      879         879     2001
12      668        947             947           947        947      947         947     2059
13      698        985             985           985        985      985         985     2240
14      699       1030            1030          1030       1030     1030        1030     2420
15      719       1061            1061          1061       1061     1061        1061     2601
16                                                                                       2601
17                                                                                       2781
18                                                                                       2908
19                                                                                       3084
20                                                                                       3260
21                                                                                       3435
22                                                                                       3611
23                                                                                       3611
24                                                                                       3611
25                                                                                       3611
26                                                                                       3611

Netgear, Inc.                  CONFIDENTIAL INFORMATION                  Page 28

Netgear and Furness Logistics Operating Agreement

20       29         50          74         20          20          8         19

                SAN                            GARDERMOEN
     MILAN   GIULIANO   EINDHOVEN   DEVENTER      PARK       KLOFTA   BARCELONA   ALOVERA
     ITALY     ITALY     HOLLAND     HOLLAND     NORWAY      NORWAY     SPAIN      SPAIN
 1     117      117         50          50        230         230        156        244
 2     163      163         74          74        358         358        256        446
 3     227      227         85          85        570         570        396        723
 4     288      288         97          97        584         584        446        844
 5     351      351        109         109        715         715        496        970
 6     415      415        123         123                               496        970
 7     481      481        138         138
 8     547      547        149         149
 9     612      612        161         161
10     676      676        168         185
11     732      732        173         209
12     786      786        187         232
13     837      837        204         251
14     881      881        221         263
15     932      932        232         275
16     978      978        244         287
17    1022     1022        256         299
18    1059     1059        268         311
19    1105     1105        280         322
20    1152     1152        292         334
21    1191     1191        303         346
22    1230     1230        315         358
23    1266     1266        327         370
24    1300     1300        339         382
25    1357     1357        351         394
26    1400     1400        363         404

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Netgear and Furness Logistics Operating Agreement

28     45       10          17           19          19           21           62

       MADRID   MEJORADA    STOCKHOLM    JARFALLA    KUNGSANGEN   ROSERSBERG     MALMO      ALTISHOFEN
       SPAIN     SPAIN       SWEDEN       SWEDEN       SWEDEN       SWEDEN       SWEDEN     SWITZERLAND
 1      178       244          207          207          207          207          162          179
 2      299       446          313          313          313          313          236          224
 3      467       723          498          498          498          498          376          262
 4      564       844          511          511          511          511          386          285
 5      662       970          625          625          625          625          469          337
 6      662       970          782          782          782          782          591          384
 7                             782          782          782          782          591          429
 8                             782          782          782          782          591          456
 9                             905          905          905          905          681          506
10                             905          905          905          905          681          538
11                             905          905          905          905          681          582
12                            1135         1135         1135         1135          864          594
13                            1135         1135         1135         1135          864          647
14                            1135         1135         1135         1135          864          694
15                            1254         1254         1254         1254          966          741
16                            1254         1254         1254         1254          966          767
17                            1254         1254         1254         1254          966          816
18                            1394         1394         1394         1394         1074          863
19                            1394         1394         1394         1394         1074          900
20                            1394         1394         1394         1394         1074          927
21                            1660         1660         1660         1660         1381          968
22                            1660         1660         1660         1660         1381         1016
23                            1660         1660         1660         1660         1381         1021
24                            1660         1660         1660         1660         1381         1026
25                            1660         1660         1660         1660         1397         1035
26                            1660         1660         1660         1660         1397         1044

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Netgear and Furness Logistics Operating Agreement

62                34

          NEBIKON          ISTANBUL*
        SWITZERLAND         TURKEY
 1          179               236
 2          224               447
 3          262               784
 4          285               953
 5          337              1180
 6          384              1239
 7          429              1434
 8          456              1434
 9          506              1448
10          538              1620
11          582              1792
12          594              1865
13          647              2028
14          694              2192
15          741              2355
16          767              2355
17          816              2518
18          863              2682
19          900
20          927
21          968
22         1016
23         1021
24         1026
25         1035
26         1044

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

Netgear and Furness Logistics Operating Agreement

B           BB         CV         KT          RG          SL        YO

      BIRMINGHAM   ACCRINGTON   WARWICK  CHESSINGTON  BRACKNELL  MAIDENHEAD   YORK
          UK           UK         UK         UK          UK          UK        UK
 1        179          210        171        156         171         163       186
 2        301          343        290        269         290         280       311
 3        417          478        402        372         402         387       433
 4        438          515        419        380         419         400       458
 5        541          642        516        465         516         491       566
 6        549          645        525        478         525         502       573
 7        593          696        567        515         567         541       619
 8        636          748        608        552         608         580       664
 9        661          777        632        574         632         603       690
10        746          848        721        670         721         695       772
11        829          942        801        744         801         773       857
12        857          951        834        787         834         810       881
13        914          995        893        853         893         873       934
14        957         1048        934        889         934         912       980
15        993         1086        969        923         969         946      1016
16       1028         1123       1004        957        1004         980      1052
17       1099         1198       1074       1024        1074        1049      1124
18       1134         1252       1105       1046        1105        1075      1163
19       1199         1324       1168       1106        1168        1137      1231
20       1225         1367       1190       1119        1190        1154      1261
21       1288         1438       1251       1176        1251        1213      1326
22       1351         1509       1312       1233        1312        1272      1391
23       1360         1526       1318       1235        1318        1277      1401
24       1368         1542       1324       1237        1324        1281      1412
25       1428         1611       1382       1290        1382        1336      1473
26       1488         1680       1440       1344        1440        1392      1536

Netgear, Inc.               CONFIDENTIAL INFORMATION                     Page 32